Service Properties Trust Second Quarter 2023 Financial Results and Supplemental Information August 7, 2023 Exhibit 99.2Sonesta Philadelphia Downtown Philadelphia, PA

2RETURN TO TABLE OF CONTENTS Table of Contents QUARTERLY RESULTS Service Properties Trust Announces Second Quarter 2023 Financial Results ............................................................................................................................................ 4 Second Quarter 2023 Highlights ... 5 Second Quarter 2023 Results ... 6 FINANCIALS Key Financial Data ... 8 Condensed Consolidated Statements of Income (Loss) ................................................................................................................................................................................. 9 Condensed Consolidated Balance Sheets ... 10 Debt Summary ... 11 Debt Maturity Schedule ... 12 Leverage Ratios, Coverage Ratios and Public Debt Covenants .................................................................................................................................................................... 13 Capital Expenditures and Restricted Cash Activity .......................................................................................................................................................................................... 14 Property Acquisitions and Dispositions Information Since January 1, 2023 ............................................................................................................................................... 15 PORTFOLIO INFORMATION Portfolio Summary ... 17 Consolidated Portfolio Diversification by Industry ........................................................................................................................................................................................... 18 Consolidated Portfolio Geographical Diversification ...................................................................................................................................................................................... 19 Hotel Portfolio by Brand ... 20 Hotel Operating Statistics by Service Level - Comparable Hotels - three months ended June 30, 2023 ............................................................................................. 21 Hotel Operating Statistics by Service Level - Comparable Hotels - six months ended June 30, 2023 .................................................................................................. 22 Hotel Operating Statistics by Service Level - All Hotels - three months ended June 30, 2023 ............................................................................................................... 23 Hotel Operating Statistics by Service Level - All Hotels - six months ended June 30, 2023 .................................................................................................................... 24 Net Lease Portfolio by Brand ... 25 Net Lease Portfolio by Industry ... 26 Net Lease Portfolio by Tenant (Top 10) ... 27 Net Lease Portfolio - Expiration Schedule ... 28 Net Lease Portfolio - Occupancy Summary ....................................................................................................................................................................................................... 29 APPENDIX Company Profile and Research Coverage ... 31 Governance Information ... 32 Non-GAAP Financial Measures and Certain Definitions ................................................................................................................................................................................. 33 Calculation of FFO and Normalized FFO ... 35 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre ............................................................................................................................................................................ 36 Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels ...................................................................................................................................................... 37 Calculation and Reconciliation of Hotel EBITDA - All Hotels.......................................................................................................................................................................... 38 Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA ... 39 WARNING CONCERNING FORWARD-LOOKING STATEMENTS .............................................................................................................................................................................................. 40 SVC Nasdaq Listed Trading Symbols: Common Shares: SVC Investor Relations Contact: Stephen Colbert, Director (617) 231-3223 scolbert@svcreit.com Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458-1634 All amounts in this presentation are unaudited. Additional information and reconciliations of Non-GAAP measures to amounts determined in accordance with U.S. GAAP appear in the appendix to this presentation. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation. Dollar amounts in thousands, unless otherwise noted.

3RETURN TO TABLE OF CONTENTS Quarterly Results

4RETURN TO TABLE OF CONTENTS Newton, MA (August 7, 2023): Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended June 30, 2023. Dividend: SVC has declared a quarterly distribution on its common shares of $0.20 per share to shareholders of record as of the close of business on July 24, 2023. This distribution will be paid on or about August 17, 2023. Conference Call: A conference call to discuss SVC's second quarter results will be held on Tuesday, August 8, 2023 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-3720 or (412) 317-5434 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (412) 317-0088; the replay pass code is 7508126. A live audio webcast of the conference call will also be available in a listen-only-mode on SVC’s website, at www.svcreit.com. The archived webcast will be available for replay on SVC’s website after the call. The transcription, recording and retransmission in any way of SVC's second quarter conference call are strictly prohibited without the prior written consent of SVC. About Service Properties Income Trust: Service Properties Trust (Nasdaq: SVC) is a real estate investment trust, or REIT, with over $11 billion invested in two asset categories: hotels and service-focused retail net lease properties. As of June 30, 2023, SVC owned 221 hotels with over 37,000 guest rooms throughout the United States and in Puerto Rico and Canada, the majority of which are extended stay and select service. As of June 30, 2023, SVC also owned 763 retail service-focused net lease properties totaling approximately 13.5 million square feet throughout the United States. SVC is managed by The RMR Group (Nasdaq: RMR), an alternative asset management company with approximately $36 billion in assets under management as of June 30, 2023 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com. Service Properties Trust Announces Second Quarter 2023 Financial Results "Second quarter results continued solid year over year growth seen in our hotel portfolio along with the ongoing strength in the net lease business. Our largest tenant is now backed by an investment grade company in BP and with our new long term revolving credit facility and the cash we received from the TA transaction, we currently have over $1 billion in total liquidity." Todd Hargreaves, President and Chief Investment Officer

5RETURN TO TABLE OF CONTENTS Second Quarter 2023 Highlights Financial Results • Net loss of $11.3 million, or $(0.07) per common share. • Normalized FFO of $95.1 million, or $0.58 per common share. • Adjusted EBITDAre of $185.3 million. Portfolio Update • Comparable Hotel RevPAR of $97.07. • Comparable Hotel EBITDA of $93.4 million. • Net Lease occupancy of 96.1%. • Net Lease rent coverage of 2.94x. Investment Activity • Purchased one hotel with 250 keys for a purchase price of $165.4 million, excluding closing costs. • Sold two net lease properties with 2,384 square feet for an aggregate sales price of $620.0 thousand, excluding closing costs. Liquidity and Financing Activities • As of June 30, 2023, SVC had over $1.0 billion of liquidity, including $434.9 million of cash and cash equivalents and $650.0 million available to borrow under its revolving credit facility. • SVC entered into a new $650.0 million secured revolving credit facility. The maturity date of the new facility is June 29, 2027, and includes two six-month extensions at the borrower’s option. Interest paid on drawings under the new facility is based on SOFR plus a margin (currently 2.50%). The new facility is secured by 69 properties (66 hotels and three net lease properties). TA Agreement • As previously announced, SVC amended its leases and guarantees with TravelCenters of America Inc. (Nasdaq: TA) effective upon the completion of the acquisition of TA by BP p.l.c. (NYSE: BP) on May 15, 2023 for cash consideration of $86.00 per share of TA common stock outstanding. • SVC received a total of $379.2 million in cash for the TA shares it owned, the sale of the TA tradenames and trademarks to BP and rent prepaid by BP.

Second Quarter 2023 Results

SERVICE PROPERTIES TRUST

Consolidated Financial Results	Three Months Ended June 30, 2023	2022	Change
Net (loss) income	$ (11,278)	$ 11,350	$ (22,628)
Net (loss) income per common share (basic and diluted)	$ (0.07)	$ 0.07	$ (0.14)
FFO	$ 93,751	$ 87,031	$ 6,720
FFO per common share (basic and diluted)	$ 0.57	$ 0.53	$ 0.04
Normalized FFO	$ 95,127	$ 89,158	$ 5,969
Normalized FFO per common share (basic and diluted)	$ 0.58	$ 0.54	$ 0.04
EBITDA	$ 171,043	$ 202,163	(15.4 %)
Adjusted EBITDAre	$ 185,324	$ 181,873	1.9 %
Hotel Results			
Comparable Hotels			
No. of hotels	219	219	–
No. of rooms or suites	37,429	37,429	–
Occupancy	67.7 %	67.4 %	0.3 pts
ADR	$ 143.38	$ 140.06	2.4 %
Hotel RevPAR	$ 97.07	$ 94.40	2.8 %
Hotel EBITDA	$ 93,398	$ 86,852	7.5 %
Hotel EBITDA margin	23.2 %	22.9 %	0.3 pts
All Hotels			
No. of hotels	221	247	(26)
No. of rooms or suites	37,777	41,166	(3,389)
Occupancy	67.6 %	66.6 %	1.0 pts
ADR	$ 144.32	$ 138.43	4.3 %
Hotel RevPAR	$ 97.56	$ 92.19	5.8 %
Hotel EBITDA	$ 93,144	$ 89,997	3.5 %
Hotel EBITDA margin	23.0 %	21.5 %	1.5 pts
Net Lease Metrics			
Number of properties	763	775	(12)
Occupancy	96.1 %	97.8 %	(1.7 pts)
Rent Coverage	2.94x	2.80x	0.14x



SONESTA

Sonesta Suites Scottsdale Gainey Ranch
Scottsdale, AZ

** Dollars are in thousands, except per share data and hotel statistics.*

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7RETURN TO TABLE OF CONTENTS Financials

8RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 6/30/2023 3/31/2023 12/31/2022 9/30/2022 6/30/2022 Selected Income Statement Data: Total revenues $ 503,779 $ 429,209 $ 455,219 $ 498,521 $ 515,777 Net (loss) income $ (11,278) $ 25,950 $ (31,409) $ 7,500 $ 11,350 FFO $ 93,751 $ 35,894 $ 73,128 $ 88,397 $ 87,031 Normalized FFO $ 95,127 $ 37,146 $ 73,266 $ 88,458 $ 89,158 Adjusted EBITDAre $ 185,324 $ 116,841 $ 150,534 $ 173,455 $ 181,873 Per Common Share Data (basic and diluted): Net (loss) income $ (0.07) $ 0.16 $ (0.19) $ 0.05 $ 0.07 FFO $ 0.57 $ 0.22 $ 0.44 $ 0.54 $ 0.53 Normalized FFO $ 0.58 $ 0.23 $ 0.44 $ 0.54 $ 0.54 Dividend Data: Annualized dividends paid per share during the period $ 0.80 $ 0.80 $ 0.80 $ 0.04 $ 0.04 Annualized dividend yield (at end of period) 9.2% 8.0% 11.0% 0.8% 0.8 % Annualized Normalized FFO payout ratio 34.5% 87.0% 45.5% 1.9% 1.9 % Selected Balance Sheet Data: Total gross assets $ 10,715,669 $ 10,505,429 $ 10,458,324 $ 10,561,906 $ 11,222,613 Total assets $ 7,649,651 $ 7,482,166 $ 7,488,191 $ 7,632,713 $ 8,331,559 Total liabilities $ 6,310,576 $ 6,100,261 $ 6,099,399 $ 6,180,795 $ 6,886,687 Total shareholders' equity $ 1,339,075 $ 1,381,905 $ 1,388,792 $ 1,451,918 $ 1,444,872 (amounts in thousands, except per share data) Key Financial Data Sonesta ES Suites Fort Lauderdale, FL As of 6/30/2023 Capitalization: Total common shares (at end of period) 165,484 Closing price (at end of period) $ 8.69 Equity market capitalization (at end of period) $ 1,438,056 Debt (principal balance) 5,809,548 Total market capitalization $ 7,247,604 Liquidity: Cash and cash equivalents $ 434,867 Available borrowings under revolving credit facility 650,000 Total liquidity $ 1,084,867

Condensed Consolidated Statements of Income (Loss)

SERVICE PROPERTIES TRUST

(amounts in thousands, except per share data)

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Revenues:				
Hotel operating revenues [1]	$ 404,327	$ 418,984	$ 739,123	$ 716,390
Rental income [2]	99,452	96,793	193,865	193,151
Total revenues	503,779	515,777	932,988	909,541
Expenses:				
Hotel operating expenses [1][3]	309,100	325,194	608,666	615,537
Other operating expenses	4,372	3,179	8,277	5,650
Depreciation and amortization	94,571	100,520	194,610	204,633
General and administrative	12,420	12,665	23,331	24,452
Transaction related costs [4]	931	743	1,818	1,920
Loss on asset impairment, net [5]	9,005	3,048	9,005	8,548
Total expenses	430,399	445,349	845,707	860,740
(Loss) gain on sale of real estate, net [6]	(62)	38,851	41,836	44,399
(Loss) gain on equity securities, net [7]	(593)	(10,059)	48,837	(20,319)
Interest income	3,468	1,021	6,254	1,294
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $6,804, $5,021, $12,036 and $10,934, respectively)	(82,503)	(89,820)	(164,083)	(182,164)
Loss on early extinguishment of debt [8]	(238)	(791)	(282)	(791)
(Loss) income before income taxes and equity in earnings of an investee	(6,548)	9,630	19,843	(108,780)
Income tax expense	(5,247)	(473)	(1,467)	(1,168)
Equity in earnings (losses) of an investee [9]	517	2,193	(3,704)	1,476
Net (loss) income	$ (11,278)	$ 11,350	$ 14,672	$ (108,472)
Weighted average common shares outstanding (basic and diluted)	164,902	164,677	164,884	164,672
Net (loss) income per common share (basic and diluted)	$ (0.07)	$ 0.07	$ 0.09	$ (0.66)


Sonesta Simply Suites Jacksonville
Jacksonville, FL

See accompanying notes on page 39.

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10RETURN TO TABLE OF CONTENTS June 30, 2023 December 31, 2022 ASSETS Real estate properties: Land $ 1,975,339 $ 1,902,587 Buildings, improvements and equipment 7,705,657 7,658,282 Total real estate properties, gross 9,680,996 9,560,869 Accumulated depreciation (3,066,018) (2,970,133) Total real estate properties, net 6,614,978 6,590,736 Acquired real estate leases and other intangibles, net 145,597 252,357 Assets held for sale 14,080 121,905 Cash and cash equivalents 434,867 38,369 Restricted cash 15,758 7,051 Equity method investments 108,913 112,617 Investment in equity securities — 53,055 Due from related persons 30,017 35,033 Other assets, net 285,441 277,068 Total assets $ 7,649,651 $ 7,488,191 LIABILITIES AND SHAREHOLDERS' EQUITY Senior unsecured notes, net $ 5,161,403 $ 5,655,530 Mortgage notes payable, net 554,058 — Accounts payable and other liabilities 584,522 425,960 Due to related persons 10,593 17,909 Total liabilities 6,310,576 6,099,399 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 165,483,834 and 165,452,566 shares issued and outstanding, respectively 1,655 1,655 Additional paid in capital 4,556,650 4,554,861 Cumulative other comprehensive income 2,384 2,383 Cumulative net income available for common shareholders 2,517,951 2,503,279 Cumulative common distributions (5,739,565) (5,673,386) Total shareholders' equity 1,339,075 1,388,792 Total liabilities and shareholders' equity $ 7,649,651 $ 7,488,191 Condensed Consolidated Balance Sheets (dollars in thousands, except share data) Sonesta Simply Suites Falls Church Falls Church, VA

Debt Summary

SERVICE PROPERTIES TRUST

As of June 30, 2023
(dollars in thousands)

	Weighted Average Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Floating Rate Debt:					
$650,000 revolving credit facility [1][2]	7.640 %	$ –	6/29/27	$ –	4.0
Secured Fixed Rate Debt:					
Net lease mortgage notes [3]	5.600 %	$ 609,548	2/10/28	$ 600,576	4.6
Unsecured Fixed Rate Debt:					
Senior unsecured notes due 2024	4.650 %	$ 350,000	3/15/24	$ 350,000	0.7
Senior unsecured notes due 2024	4.350 %	825,000	10/1/24	825,000	1.3
Senior unsecured notes due 2025	4.500 %	350,000	3/15/25	350,000	1.7
Senior unsecured notes due 2025 [4]	7.500 %	800,000	9/15/25	800,000	2.2
Senior unsecured notes due 2026	5.250 %	350,000	2/15/26	350,000	2.6
Senior unsecured notes due 2026	4.750 %	450,000	10/1/26	450,000	3.3
Senior unsecured notes due 2027	4.950 %	400,000	2/15/27	400,000	3.6
Senior unsecured notes due 2027 [4]	5.500 %	450,000	12/15/27	450,000	4.5
Senior unsecured notes due 2028	3.950 %	400,000	1/15/28	400,000	4.5
Senior unsecured notes due 2029	4.950 %	425,000	10/1/29	425,000	6.3
Senior unsecured notes due 2030	4.375 %	400,000	2/15/30	400,000	6.6
Subtotal / weighted average	5.167 %	5,200,000		5,200,000	3.0
Total / weighted average [5]	5.746 %	$ 5,809,548		$ 5,800,576	3.5

(1) SVC entered into a new $650 million secured revolving credit facility in June 2023. The maturity date of the new facility is June 29, 2027, and includes two six-month extensions at the borrower's option. Interest paid on drawings under the new facility is based on SOFR plus a margin ranging from 1.50% to 3.00% based on SVC's leverage ratio as defined in the agreement and was 2.50% as of June 30, 2023. SVC also pays an unused commitment fee of 20 to 30 basis points per annum based on amounts outstanding under its revolving credit facility. The interest rate listed in this debt summary is as of June 30, 2023.

(2) SVC has provided equity pledges on certain of its property owning subsidiaries and provided first mortgage liens on 69 properties owned by the pledged subsidiaries to secure its obligations under the credit agreement governing its credit facility.

(3) These notes are secured by 308 net lease properties and are prepayable without penalty 24 months prior to the expected maturity date.

(4) These notes are guaranteed by certain of SVC's subsidiaries.

(5) The carrying value of SVC's total debt of $5,715,461 as of June 30, 2023 is net of unamortized discounts and premiums and certain issuance costs totaling $94,087.

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12RETURN TO TABLE OF CONTENTS $ (M ill io ns ) $1,175 $1,150 $800 $850 $400 $425 $400 $1 $2 $2 $2 $2 $601 Unsecured Fixed Rate Debt Secured Fixed Rate Debt Revolving Credit Facility 2023 2024 2025 2026 2027 2028 2029 2030 0 250 500 750 1,000 1,250 Debt Maturity Schedule As of June 30, 2023 (1) (1) SVC's net lease mortgage notes are partially amortizing and require balloon payments at maturity. These notes are prepayable without penalty 24 months prior to the expected maturity date. (2) As of June 30, 2023, SVC had no amounts outstanding under its $650 million revolving credit facility. (2) 1093 Blowing Rock Road Boone, NC

Leverage Ratios, Coverage Ratios and Public Debt Covenants

SERVICE PROPERTIES TRUST

	As of and For the Three Months Ended				
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Leverage Ratios:					
Net debt / total gross assets	50.2 %	53.6 %	54.1 %	54.2 %	52.3 %
Net debt / gross book value of real estate assets and cash and cash equivalents	53.1 %	57.9 %	56.4 %	56.5 %	54.7 %
Secured debt / total assets	8.1 %	8.2 %	– %	0.4 %	2.0 %
Variable rate debt / net debt	– %	– %	– %	1.7 %	13.6 %
Coverage Ratios:					
Rolling four-quarter Adjusted EBITDAre / rolling four-quarter interest expense	1.9x	1.9x	1.7x	1.6x	1.4x
Net debt / rolling four-quarter Adjusted EBITDAre	8.6x	9.0x	9.5x	10.1x	11.1x

	As of and For the Trailing Twelve Months Ended				
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Public Debt Covenants:					
Maintenance Covenant					
Total unencumbered assets / unsecured debt - required minimum 150%	163.9 %	157.1 %	159.1 %	161.0 %	169.2 %
Incurrence Covenants					
Total debt / adjusted total assets - allowable maximum 60.0%	53.1 %	54.8 %	53.6 %	53.8 %	57.9 %
Secured debt / adjusted total assets - allowable maximum 40.0%	5.6 %	5.8 %	– %	0.9 %	7.1 %
Consolidated income available for debt service / debt service - required minimum 1.50x	1.97x	1.90x	1.85x	1.72x	1.59x



Stephen F. Austin Royal Sonesta Hotel
Austin, TX

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Capital Expenditures and Restricted Cash Activity

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended				
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Capital Expenditures:					
Hotel capital improvements & FF&E Reserve fundings [1]	$ 41,043	$ 21,773	$ 36,629	$ 22,841	$ 17,517
Net lease capital improvements	1,704	505	170	1,520	3,190
Lease related costs	11	67	102	51	479
Total capital improvements & FF&E Reserve fundings	$ 42,758	$ 22,345	$ 36,901	$ 24,412	$ 21,186

	As of and For the Three Months Ended				
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Restricted Cash:					
Total restricted cash (beginning of period)	$ 15,220	$ 7,051	$ 10,891	$ 64,901	$ 2,963
Manager deposits into FF&E Reserve	1,739	1,923	2,598	2,700	2,425
Hotel improvements funded from FF&E Reserve	(1,481)	(1,558)	(1,024)	(1,577)	(1,072)
Hotel FF&E Reserves (end of period)	15,478	7,416	12,465	66,024	4,316
Net lease mortgage note rent collection account	268	5,867	–	–	–
Net lease mortgage note liquidity reserve	12	2,000	–	–	–
Proceeds from asset sales deposited into (withdrawn from) revolving credit facility collateral account, net	–	(63)	(5,414)	(55,133)	60,585
Total restricted cash (end of period)	$ 15,758	$ 15,220	$ 7,051	$ 10,891	$ 64,901


TA 402 - Wilmington
Wilmington, IL

(1) Includes amounts SVC funded into its FF&E Reserves and amounts directly reimbursed to its hotel managers for capital expenditures.

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15RETURN TO TABLE OF CONTENTS ACQUISITIONS: Quarter Acquired Properties Property Type Brand Location Rooms or Suites Purchase Price (1) Average Purchase Price per Room or Suite Q2 2023 1 Hotel Sonesta FL 250 $ 165,400 $ 662 DISPOSITIONS: Quarter Disposed Properties Property Type Brand Location Rooms or Suites / Square Footage Sales Price (1) Average Sales Price per Room or Suite / Square Foot Q1 2023 1 Hotel Sonesta Select MD 152 $ 5,350 $ 35 1 Hotel Sonesta NJ 219 14,580 67 3 Hotel Residence Inn NY, PA, NC 342 29,018 85 13 Hotel Courtyard Various 1,813 108,282 60 Q2 2023 2 Net Lease Vacant OH 2,384 620 260 20 2,526 / 2,384 $ 157,850 $62 / $260 Property Acquisitions and Dispositions Information Since January 1, 2023 (dollars in thousands, except per room/sq. ft. data) (1) Represents cash purchase or sale price, as applicable, and excludes closing related costs. Royal Sonesta Houston Galleria Houston, TX

16RETURN TO TABLE OF CONTENTS Portfolio Information

17RETURN TO TABLE OF CONTENTS Portfolio Composition Net lease 45.3% Hotel 54.7% Number of Properties Hotel Properties 221 Number of hotel rooms 37,777 Net Lease Properties 763 Net lease square feet 13,469,478 Total Properties 984 Average hotel property size 171 rooms Average net lease property size 17,653 sq. feet Investments Diversification Facts Hotels $ 6,144,279 Tenants/Operators 177 Net Lease Properties 5,080,732 Brands 143 Total Investments $ 11,225,011 Industries 22 States 46 Geographical Diversification CA 12% TX 8% IL 6% FL 6% GA 6% AZ 4% OH 4%LA 3% PA 3% MO 3% Other 44% (36 States, DC, PR, ON) Portfolio Summary As of June 30, 2023 (dollars in thousands) (1) Based on investment. (1) (1) Royal Sonesta Boston Cambridge, MA

Consolidated Portfolio Diversification by Industry

As of June 30, 2023
(dollars in thousands)

Industry	No. of Properties	Rooms/ Square Footage		Investments	Percent of Total Investment
1. Hotels	221	37,777	$	6,144,279	54.7%
2. Travel Centers	179	5,113,374		3,315,814	29.5%
3. Restaurants-Quick Service	213	682,557		290,151	2.6%
4. Health and Fitness	13	873,258		186,362	1.7%
5. Restaurants-Casual Dining	51	399,792		184,262	1.6%
6. Movie Theaters	18	935,581		160,055	1.4%
7. Grocery Stores	19	1,020,819		129,152	1.2%
8. Home Goods and Leisure	20	628,864		120,708	1.1%
9. Automotive Equipment and Services	64	463,492		107,054	1.0%
10. Medical, Dental Office	70	372,171		103,849	0.9%
11. Automotive Dealers	8	177,433		62,651	0.6%
12. Entertainment	4	199,853		61,436	0.5%
13. Educational Services	9	220,758		55,319	0.5%
14. General Merchandise Stores	3	326,650		52,687	0.5%
15. Building Materials	30	519,826		35,816	0.3%
16. Car Washes	5	41,456		28,658	0.3%
17. Miscellaneous Manufacturing	4	434,885		19,686	0.2%
18. Drug Stores and Pharmacies	7	67,423		19,251	0.2%
19. Sporting Goods	3	120,847		17,742	0.2%
20. Legal Services	5	25,429		11,362	0.1%
21. Dollar Stores	3	27,593		2,971	–%
22. Other	5	211,465		27,244	0.2%
23. Vacant	30	605,952		88,502	0.7%
Total	984	37,777 / 13,469,478	$	11,225,011	100.0%


TA 065 - Seymour
Seymour, IN
TA
Welcome Professional Drivers

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19RETURN TO TABLE OF CONTENTS Investments State Total Property Count Hotel Count Net Lease Count Total ($000s) % of Total Hotel ($000s) Hotel % of Total Net Lease ($000s) Net Lease % of Total California 58 36 22 $ 1,381,216 12.3% $ 1,108,151 18.0% $ 273,065 5.4 % Texas 76 20 56 872,392 7.8% 356,248 5.8% 516,144 10.2 % Illinois 66 10 56 704,394 6.3% 413,924 6.7% 290,470 5.7 % Florida 58 12 46 687,259 6.1% 441,020 7.2% 246,239 4.8 % Georgia 90 16 74 668,867 6.0% 398,733 6.5% 270,134 5.3 % Arizona 39 14 25 473,947 4.2% 225,575 3.7% 248,372 4.9 % Ohio 44 5 39 450,222 4.0% 120,597 2.0% 329,625 6.5 % Louisiana 15 3 12 380,229 3.4% 248,524 4.0% 131,705 2.6 % Pennsylvania 33 5 28 336,777 3.0% 132,663 2.2% 204,114 4.0 % Missouri 29 4 25 285,668 2.5% 156,518 2.5% 129,150 2.5 % Top 10 508 125 383 6,240,971 55.6% 3,601,953 58.6% 2,639,018 51.9 % Other (1) 476 96 380 4,984,040 44.4% 2,542,326 41.4% 2,441,714 48.1 % Total 984 221 763 $ 11,225,011 100.0% $ 6,144,279 100.0% $ 5,080,732 100.0% (1) Consists of properties in 36 different states, the District of Columbia, Puerto Rico and Ontario, Canada with an average investment of $10,511 per property. Consolidated Portfolio by Geographic Diversification As of June 30, 2023 (dollars in thousands) The Allegro Royal Sonesta Hotel Chicago, IL

20RETURN TO TABLE OF CONTENTS Brand Service Level Chain Scale Number of Hotels Percent of Total Number of Hotels Number of Rooms or Suites Percent of Total Number of Rooms or Suites Investment Percent of Total Hotel Investment Investment Per Room or Suite Royal Sonesta Hotels® Full Service Upper Upscale 17 15.0% 5,663 15.0% $ 1,871,867 30.5% $ 330,543 Sonesta Hotels & Resorts® Full Service Upscale 23 19.6% 7,399 19.6% 1,325,816 21.6% 179,189 Sonesta ES Suites® Extended Stay Upper Midscale 60 20.2% 7,643 20.2% 1,097,600 17.9% 143,609 Sonesta Select® Select Service Upscale 44 17.0% 6,427 17.0% 681,116 11.1% 105,977 Sonesta Simply Suites® Extended Stay Midscale 51 17.2% 6,464 17.2% 573,799 9.3% 88,768 Hyatt Place® Select Service Upscale 17 5.6% 2,107 5.6% 248,123 4.0% 117,761 Radisson® Hotels & Resorts Full Service Upscale 5 3.0% 1,149 3.0% 168,148 2.7% 146,343 Crowne Plaza® Full Service Upscale 1 1.3% 495 1.3% 123,734 2.0% 249,968 Country Inns & Suites® by Radisson Full Service Upper Midscale 3 1.1% 430 1.1% 54,076 0.9% 125,758 Total/Average Hotels 221 100.0% 37,777 100.0% $ 6,144,279 100.0% $ 162,646 Hotel Portfolio by Brand As of June 30, 2023 (dollars in thousands, except per room or suite data)

Hotel Operating Statistics by Service Level - Comparable Hotels

				Occupancy Three Months Ended June 30,			ADR Three Months Ended June 30,			RevPAR Three Months Ended June 30,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2023	2022	Change	2023	2022	Change	2023	2022	Change
Sonesta Hotels & Resorts	Full Service	22	7,149	68.3 %	67.7 %	0.6 Pts	$ 156.21	$ 157.45	(0.8)%	$ 106.69	$ 106.59	0.1 %
Royal Sonesta	Full Service	17	5,663	63.5 %	59.6 %	3.9 Pts	246.41	245.75	0.3 %	156.47	146.47	6.8 %
Radisson Hotel	Full Service	5	1,149	64.9 %	70.0 %	(5.1)Pts	145.01	137.48	5.5 %	94.11	96.24	(2.2)%
Crowne Plaza	Full Service	1	495	69.3 %	61.2 %	8.1 Pts	140.51	132.72	5.9 %	97.37	81.22	19.9 %
Country Inn and Suites	Full Service	3	430	74.4 %	69.8 %	4.6 Pts	135.91	138.36	(1.8)%	101.12	96.58	4.7 %
Full Service Total / Average		48	14,886	66.4 %	64.6 %	1.8 Pts	187.31	185.80	0.8 %	124.37	120.03	3.6 %
Sonesta Select	Select Service	44	6,427	58.2 %	55.0 %	3.2 Pts	118.30	120.46	(1.8)%	68.85	66.25	3.9 %
Hyatt Place	Select Service	17	2,107	74.2 %	74.6 %	(0.4)Pts	126.38	121.34	4.2 %	93.77	90.52	3.6 %
Select Service Total / Average		61	8,534	62.1 %	59.8 %	2.3 Pts	120.68	120.73	– %	74.94	72.20	3.8 %
Sonesta ES Suites	Extended Stay	60	7,643	71.5 %	73.9 %	(2.4)Pts	131.59	127.09	3.5 %	94.09	93.92	0.2 %
Sonesta Simply Suites	Extended Stay	50	6,366	73.8 %	76.5 %	(2.7)Pts	90.55	85.83	5.5 %	66.83	65.66	1.8 %
Extended Stay Total / Average		110	14,009	72.5 %	75.1 %	(2.6)Pts	112.75	108.15	4.3 %	81.74	81.22	0.6 %
		219	37,429	67.7 %	67.4 %	0.3 Pts	$ 143.38	$ 140.06	2.4 %	$ 97.07	$ 94.40	2.8 %

All operating data presented are based upon the operating results provided by SVC's managers and tenants for the indicated periods. SVC has not independently verified its managers' or tenants' operating data.

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Hotel Operating Statistics by Service Level - Comparable Hotels

SERVICE PROPERTIES TRUST

				Occupancy			ADR			RevPAR		
				Six Months Ended June 30,			Six Months Ended June 30,			Six Months Ended June 30,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2023	2022	Change	2023	2022	Change	2023	2022	Change
Sonesta Hotels & Resorts	Full Service	22	7,149	62.6 %	59.9 %	2.7 Pts	$ 154.48	$ 151.74	1.8 %	$ 96.70	$ 90.89	6.4 %
Royal Sonesta	Full Service	17	5,663	55.5 %	48.4 %	7.1 Pts	243.26	232.60	4.6 %	135.01	112.58	19.9 %
Radisson Hotel	Full Service	5	1,149	65.1 %	63.8 %	1.3 Pts	148.94	132.73	12.2 %	96.96	84.68	14.5 %
Crowne Plaza	Full Service	1	495	63.9 %	52.4 %	11.5 Pts	140.18	128.02	9.5 %	89.58	67.08	33.5 %
Country Inn and Suites	Full Service	3	430	65.3 %	61.1 %	4.2 Pts	130.47	125.08	4.3 %	85.20	76.42	11.5 %
Full Service Total / Average		48	14,886	60.2 %	55.5 %	4.7 Pts	184.17	175.48	5.0 %	110.87	97.39	13.8 %
Sonesta Select	Select Service	44	6,427	54.7 %	49.0 %	5.7 Pts	118.57	115.08	3.0 %	64.86	56.39	15.0 %
Hyatt Place	Select Service	17	2,107	69.1 %	66.7 %	2.4 Pts	125.49	117.73	6.6 %	86.71	78.53	10.4 %
Select Service Total / Average		61	8,534	58.2 %	53.4 %	4.8 Pts	120.60	115.90	4.1 %	70.19	61.89	13.4 %
Sonesta ES Suites	Extended Stay	60	7,643	67.5 %	69.9 %	(2.4)Pts	129.96	121.21	7.2 %	87.72	84.73	3.5 %
Sonesta Simply Suites	Extended Stay	50	6,366	69.1 %	71.3 %	(2.2)Pts	90.69	82.94	9.3 %	62.67	59.14	6.0 %
Extended Stay Total / Average		110	14,009	68.2 %	70.6 %	(2.4)Pts	112.01	103.79	7.9 %	76.39	73.28	4.2 %
		219	37,429	62.7 %	60.7 %	2.0 Pts	$ 141.25	$ 132.01	7.0 %	$ 88.56	$ 80.13	10.5 %

All operating data presented are based upon the operating results provided by SVC's managers and tenants for the indicated periods. SVC has not independently verified its managers' or tenants' operating data.

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Hotel Operating Statistics by Service Level - All Hotels[1]

SERVICE PROPERTIES TRUST

				Occupancy Three Months Ended June 30,			ADR Three Months Ended June 30,			RevPAR Three Months Ended June 30,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2023	2022	Change	2023	2022	Change	2023	2022	Change
Sonesta Hotels & Resorts	Full Service	23	7,399	68.1 %	67.1 %	1.0 Pts	$ 160.61	$ 165.90	(3.2)%	$ 109.38	$ 111.32	(1.7)%
Royal Sonesta	Full Service	17	5,663	63.5 %	59.6 %	3.9 Pts	246.41	245.75	0.3 %	156.47	146.47	6.8 %
Radisson Hotel	Full Service	5	1,149	64.9 %	70.0 %	(5.1)Pts	145.01	137.48	5.5 %	94.11	96.24	(2.2)%
Crowne Plaza	Full Service	1	495	69.3 %	61.2 %	8.1 Pts	140.51	132.72	5.9 %	97.37	81.22	19.9 %
Country Inn and Suites	Full Service	3	430	74.4 %	69.8 %	4.6 Pts	135.91	138.36	(1.8)%	101.12	96.58	4.7 %
Full Service Total / Average		49	15,136	66.3 %	64.4 %	1.9 Pts	189.01	189.65	(0.3)%	125.31	122.13	2.6 %
Sonesta Select	Select Service	44	6,427	58.2 %	55.0 %	3.2 Pts	118.30	120.46	(1.8)%	68.85	66.25	3.9 %
Hyatt Place	Select Service	17	2,107	74.2 %	74.6 %	(0.4)Pts	126.38	121.34	4.2 %	93.77	90.52	3.6 %
Select Service Total / Average		61	8,534	62.1 %	59.8 %	2.3 Pts	120.68	120.73	– %	74.94	72.20	3.8 %
Sonesta ES Suites	Extended Stay	60	7,643	71.5 %	73.9 %	(2.4)Pts	131.59	127.09	3.5 %	94.09	93.92	0.2 %
Sonesta Simply Suites	Extended Stay	51	6,464	73.0 %	75.8 %	(2.8)Pts	90.55	85.83	5.5 %	66.10	65.06	1.6 %
Extended Stay Total / Average		111	14,107	72.2 %	74.7 %	(2.5)Pts	112.75	108.15	4.3 %	81.41	80.79	0.8 %
		221	37,777	67.6 %	67.2 %	0.4 Pts	$ 144.32	$ 141.77	1.8 %	$ 97.56	$ 95.27	2.4 %

All operating data presented are based upon the operating results provided by SVC's managers and tenants for the indicated periods. SVC has not independently verified its managers' or tenants' operating data.

(1) Results of all hotels owned as of June 30, 2023. Excludes the results of hotels sold during the periods presented and includes data for one hotel for periods prior to when SVC acquired it.

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Hotel Operating Statistics by Service Level - All Hotels[1]

SERVICE PROPERTIES TRUST

				Occupancy Six Months Ended June 30,			ADR Six Months Ended June 30,			RevPAR Six Months Ended June 30,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2023	2022	Change	2023	2022	Change	2023	2022	Change
Sonesta Hotels & Resorts	Full Service	23	7,399	62.7 %	59.8 %	2.9 Pts	$ 161.73	$ 162.18	(0.3)%	$ 101.40	$ 96.98	4.6 %
Royal Sonesta	Full Service	17	5,663	55.5 %	48.4 %	7.1 Pts	243.26	232.60	4.6 %	135.01	112.58	19.9 %
Radisson Hotel	Full Service	5	1,149	65.1 %	63.8 %	1.3 Pts	148.94	132.73	12.2 %	96.96	84.68	14.5 %
Crowne Plaza	Full Service	1	495	63.9 %	52.4 %	11.5 Pts	140.18	128.02	9.5 %	89.58	67.08	33.5 %
Country Inn and Suites	Full Service	3	430	65.3 %	61.1 %	4.2 Pts	130.47	125.08	4.3 %	85.20	76.42	11.5 %
Full Service Total / Average		49	15,136	60.3 %	55.6 %	4.7 Pts	187.29	180.46	3.8 %	112.94	100.34	12.6 %
Sonesta Select	Select Service	44	6,427	54.7 %	49.0 %	5.7 Pts	118.57	115.08	3.0 %	64.86	56.39	15.0 %
Hyatt Place	Select Service	17	2,107	69.1 %	66.7 %	2.4 Pts	125.49	117.73	6.6 %	86.71	78.53	10.4 %
Select Service Total / Average		61	8,534	58.2 %	53.4 %	4.8 Pts	120.60	115.90	4.1 %	70.19	61.89	13.4 %
Sonesta ES Suites	Extended Stay	60	7,643	67.5 %	69.9 %	(2.4)Pts	129.96	121.21	7.2 %	87.72	84.73	3.5 %
Sonesta Simply Suites	Extended Stay	51	6,464	68.4 %	70.5 %	(2.1)Pts	90.69	82.94	9.3 %	62.03	58.47	6.1 %
Extended Stay Total / Average		111	14,107	67.9 %	70.2 %	(2.3)Pts	112.01	103.79	7.9 %	76.05	72.86	4.4 %
		221	37,777	62.7 %	60.6 %	2.1 Pts	$ 142.74	$ 134.11	6.4 %	$ 89.50	$ 81.27	10.1 %

All operating data presented are based upon the operating results provided by SVC's managers and tenants for the indicated periods. SVC has not independently verified its managers' or tenants' operating data.

(1) Results of all hotels owned as of June 30, 2023. Excludes the results of hotels sold during the periods presented and includes data for one hotel for periods prior to when SVC acquired it.

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Net Lease Portfolio by Brand

SERVICE PROPERTIES TRUST

As of June 30, 2023
(dollars in thousands)

	Brand	Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	TravelCenters of America Inc.	132	3,620,301	$ 2,258,977	44.5 %	$ 173,403	46.1 %	2.77x
2.	Petro Stopping Centers	44	1,445,004	1,015,156	20.0 %	80,597	21.4 %	2.35x
3.	The Great Escape	14	542,666	98,242	1.9 %	7,711	2.1 %	6.20x
4.	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.5 %	2.35x
5.	AMC Theatres	8	401,403	77,733	1.5 %	5,254	1.4 %	1.43x
6.	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	5,657	1.5 %	3.24x
7.	Heartland Dental	59	234,274	61,120	1.2 %	4,699	1.3 %	4.24x
8.	Norms	10	63,490	53,673	1.1 %	3,693	1.0 %	2.68x
9.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	4.32x
10.	Pizza Hut	40	167,366	45,285	0.9 %	3,401	0.9 %	2.11x
11.	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,247	0.9 %	6.40x
12.	Courthouse Athletic Club	4	193,659	39,688	0.8 %	1,878	0.5 %	1.27x
13.	America's Auto Auction	6	72,338	38,314	0.8 %	3,216	0.9 %	5.88x
14.	Fleet Farm	1	218,248	37,802	0.7 %	2,728	0.7 %	1.75x
15.	B&B Theatres	4	261,300	37,619	0.7 %	1,930	0.5 %	1.02x
16.	Big Al's	2	111,912	35,214	0.7 %	2,336	0.6 %	1.55x
17.	Regal Cinemas	5	223,846	34,953	0.7 %	1,958	0.5 %	1.56x
18.	Hardee's	19	62,792	31,844	0.6 %	2,158	0.6 %	1.52x
19.	Martin's	16	81,909	31,144	0.6 %	2,252	0.6 %	1.65x
20.	Burger King	18	59,106	30,730	0.6 %	1,873	0.5 %	3.25x
21.	Arby's	19	57,868	29,234	0.6 %	1,731	0.5 %	6.20x
22.	Crème de la Crème	4	81,929	29,131	0.6 %	2,429	0.6 %	1.05x
23.	Mister Car Wash	5	41,456	28,658	0.6 %	2,214	0.6 %	3.05x
24.	Popeye's	20	45,708	28,434	0.6 %	1,983	0.5 %	5.20x
25.	Church's Chicken	32	43,399	26,326	0.5 %	1,699	0.5 %	3.69x
26.	Other [1]	267	4,384,548	750,964	14.7 %	48,247	12.8 %	3.91x
	Total	763	13,469,478	$ 5,080,732	100.0 %	$ 375,781	100.0 %	2.94x


401 Vincennes Avenue
New Albany, IN
Rally's
CRAZY GOOD FOOD

(1) Consists of 109 distinct brands with an average investment of $2,813 per property.

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Net Lease Portfolio by Industry

SERVICE PROPERTIES TRUST

As of June 30, 2023
(dollars in thousands)

	Industry	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	Travel Centers	179	5,113,374	$ 3,315,814	65.4%	$ 257,248	68.5%	2.69x
2.	Restaurants-Quick Service	213	682,557	290,151	5.7%	19,727	5.2%	3.22x
3.	Health and Fitness	13	873,258	186,362	3.7%	11,026	2.9%	2.00x
4.	Restaurants-Casual Dining	51	399,792	184,262	3.6%	11,465	3.0%	2.73x
5.	Movie Theaters	18	935,581	160,055	3.2%	9,742	2.6%	1.52x
6.	Grocery Stores	19	1,020,819	129,152	2.5%	9,223	2.5%	3.76x
7.	Home Goods and Leisure	20	628,864	120,708	2.4%	9,699	2.6%	5.55x
8.	Automotive Equipment and Services	64	463,492	107,054	2.1%	7,691	2.0%	4.34x
9.	Medical, Dental Office	70	372,171	103,849	2.0%	8,362	2.2%	2.95x
10.	Automotive Dealers	8	177,433	62,651	1.2%	4,964	1.3%	5.41x
11.	Entertainment	4	199,853	61,436	1.2%	4,319	1.1%	2.97x
12.	Educational Services	9	220,758	55,319	1.1%	4,462	1.2%	1.40x
13.	General Merchandise Stores	3	326,650	52,687	1.0%	3,672	1.0%	2.53x
14.	Building Materials	30	519,826	35,816	0.7%	3,033	0.8%	6.87x
15.	Car Washes	5	41,456	28,658	0.6%	2,214	0.6%	3.05x
16.	Miscellaneous Manufacturing	4	434,885	19,686	0.4%	1,360	0.4%	17.04x
17.	Drug Stores and Pharmacies	7	67,423	19,251	0.4%	1,258	0.3%	0.55x
18.	Sporting Goods	3	120,847	17,742	0.3%	1,092	0.3%	5.55x
19.	Legal Services	5	25,429	11,362	0.2%	1,054	0.3%	2.42x
20.	Dollar Stores	3	27,593	2,971	0.1%	189	0.1%	2.61x
21.	Other [(1)]	5	211,465	27,244	0.5%	3,981	1.1%	5.90x
22.	Vacant	30	605,952	88,502	1.7%	–	–%	–x
	Total	763	13,469,478	$ 5,080,732	100.0%	$ 375,781	100.0%	2.94x



1055 Sugarbush Drive
Ashland, OH

(1) Consists of miscellaneous businesses with an average investment of $5,449 per property.

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Net Lease Portfolio by Tenant (Top 10)

As of June 30, 2023
(dollars in thousands)

	Tenant	Brand Affiliation	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Weighted Average Lease Term	Rent Coverage
1.	TravelCenters of America Inc.[1]	TravelCenters of America / Petro Stopping Centers	176	5,065,305	$ 3,274,133	64.4 %	$ 254,000	67.6 %	9.9	2.64x
2.	Universal Pool Co., Inc.	The Great Escape	14	542,666	98,242	1.9 %	7,711	2.1 %	4.2	6.20x
3.	Healthy Way of Life II, LLC	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.5 %	12.0	2.35x
4.	American Multi-Cinema, Inc.	AMC Theatres	8	401,403	77,733	1.5 %	5,254	1.4 %	3.2	1.43x
5.	Styx Acquisition, LLC	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	5,657	1.5 %	12.4	3.24x
6.	Development, Inc.	Heartland Dental	59	234,274	61,120	1.2 %	4,699	1.3 %	2.8	4.24x
7.	Norms Restaurants, LLC	Norms	10	63,490	53,673	1.1 %	3,693	1.0 %	22.0	2.68x
8.	Express Oil Change, L.L.C.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	11.8	4.32x
9.	Pilot Travel Centers LLC	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,247	0.9 %	5.5	6.40x
10.	Capitol Racquet Sports, Inc.	Courthouse Athletic Club	4	193,659	39,688	0.8 %	1,878	0.5 %	18.1	1.27x
	Sub-total, Top 10		305	7,555,753	3,865,080	76.0 %	295,626	78.8 %	9.8	2.80x
11.	Other[2]	Various	458	5,913,725	1,215,652	24.0 %	80,155	21.2 %	7.3	3.47x
	Total		763	13,469,478	$ 5,080,732	100.0 %	$ 375,781	100.0 %	9.3	2.94x

(1) TA is SVC's largest tenant. As of June 30, 2023, SVC leased 176 travel centers (132 under the TravelCenters of America brand and 44 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2033. BP Corporation North America Inc. guarantees payment under each of the five master leases, limited by an initial aggregate cap of approximately $3,040,000.
(2) Consists of 163 tenants with an average investment of $2,654 per property.

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27

28RETURN TO TABLE OF CONTENTS Year (1) Square Feet Annualized Minimum Rent Expiring Percent of Total Annualized Minimum Rent Expiring Cumulative Percent of Total Annualized Minimum Rent Expiring 2023 93,458 $ 838 0.2% 0.2% 2024 762,282 9,768 2.6% 2.8% 2025 436,038 8,973 2.4% 5.2% 2026 1,134,371 11,994 3.2% 8.4% 2027 936,889 12,394 3.3% 11.7% 2028 710,279 11,628 3.1% 14.8% 2029 273,422 6,105 1.6% 16.4% 2030 138,590 4,175 1.1% 17.5% 2031 365,524 4,597 1.2% 18.7% 2032 143,954 2,984 0.8% 19.5% 2033 5,263,701 258,382 68.8% 88.3% 2034 144,247 4,533 1.2% 89.5% 2035 1,089,282 18,713 5.1% 94.6% 2036 297,074 5,210 1.4% 96.0% 2037 296,403 2,396 0.6% 96.6% 2038 66,700 1,191 0.3% 96.9% 2039 134,901 3,219 0.9% 97.8% 2040 115,142 2,406 0.6% 98.4% 2041 223,043 2,302 0.6% 99.0% 2042 — — —% 99.0% 2043 57,543 155 —% 99.0% 2044 83,635 125 —% 99.0% 2045 63,490 3,693 1.0% 100.0% Total 12,829,968 $ 375,781 100.0% Weighted Average Lease Term 8.4 years 9.3 years (1) The year of lease expiration is pursuant to contract terms. Net Lease Portfolio - Expiration Schedule As of June 30, 2023 (dollars in thousands) 2942 Carlson Drive Hammond, IN

29RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 6/30/2023 3/31/2023 12/31/2022 9/30/2022 6/30/2022 Properties (end of period) 763 765 765 769 775 Vacant properties beginning of period 27 23 21 17 29 Vacant property sales / leased (2) (1) (1) (7) (12) Lease terminations 5 5 3 11 — Vacant properties end of the period 30 27 23 21 17 Percentage of properties leased 96.1% 96.5% 97.0% 97.3% 97.8 % Net Lease Portfolio - Occupancy Summary As of June 30, 2023 10642 S. Memorial Drive Bixby, OK

30RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Research Coverage

SERVICE PROPERTIES TRUST

The Company:

Service Properties Trust, or SVC, is a real estate investment trust, or REIT, that owns hotels and service-focused retail net lease properties throughout the United States and in Puerto Rico and Canada. SVC is included in 175 market indices and comprises more than 1% of the following indices as of June 30, 2023: Bloomberg Reit Hotels Index (BBREHOTL), Invesco S&P SmallCap Financials ETF INAV Index (PSCFIV) and Hoya Capital High Dividend Yield Index (GTR) (RIET).

Management:

SVC is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. As of June 30, 2023, RMR had approximately $36 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, over 2,000 properties and over 20,000 employees. SVC believes that being managed by RMR is a competitive advantage for SVC because of RMR's depth of management and experience in the real estate industry. SVC also believes RMR provides management services to it at costs that are lower than SVC would have to pay for similar quality services if SVC were self-managed.

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
bmaher@brileyfin.com
(646) 885-5423

Oppenheimer & Co. Inc.
Tyler Batory
(212) 667-7230
tyler.batory@opco.com

Wells Fargo Securities
Dori Kesten
(617) 603-4233
dori.kesten@wellsfargo.com

Rating Agencies and Issuer Ratings

Moody's Investors Service
Reed Valutas
(212) 553-4169

B2 (Outlook: Negative)/B1*

*B1 rating assigned to guaranteed Senior Unsecured Notes.

S&P Global
Alan Zigman
(416) 507-2556
alan.zigman@spglobal.com

B+ (Outlook Negative)/BB*

*BB rating assigned to guaranteed Senior Unsecured Notes.

SVC is followed by the analysts and its credit is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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32RETURN TO TABLE OF CONTENTS Board of Trustees Laurie B. Burns Robert E. Cramer Donna D. Fraiche Independent Trustee Independent Trustee Lead Independent Trustee John L. Harrington William A. Lamkin John G. Murray Independent Trustee Independent Trustee Managing Trustee Rajan C. Penkar Adam D. Portnoy Independent Trustee Chair of the Board & Managing Trustee Executive Officers Todd W. Hargreaves Brian E. Donley President and Chief Investment Officer Chief Financial Officer and Treasurer Governance Information Royal Sonesta Kaua'i Resort Lihue, HI

Non-GAAP Financial Measures and Certain Definitions

SERVICE PROPERTIES TRUST

Non-GAAP Financial Measures

SVC presents certain "non-GAAP financial measures" within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, EBITDA, Hotel EBITDA, EBITDA*re* and Adjusted EBITDA*re*. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net (loss) income as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net (loss) income as presented in SVC's condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net (loss) income. SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of its hotels.

FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and Normalized FFO as shown on page 35. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net (loss) income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any gains and losses on equity securities, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown on page 35. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to satisfy its REIT distribution requirements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yield of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*: SVC calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, and Adjusted EBITDA*re* as shown on page 36. EBITDA*re* is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDA*re* attributable to an investee. In calculating Adjusted EBITDA*re*, SVC adjusts for the items shown on page 36. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than SVC does.

Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its condensed consolidated statements of income (loss) in accordance with GAAP. SVC believes that Hotel EBITDA provides useful information to management and investors as a key measure of the profitability of its hotel operations.

Other Definitions

Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets.

Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of SVC's common shares at the end of the period.

Annualized Minimum Rent: Generally, SVC's lease agreements with its net lease tenants require payment of minimum rent to SVC. Certain of these minimum rent payment amounts are secured by full or limited guarantees. Annualized minimum rent represents cash amounts and excludes adjustments, if any, necessary to record scheduled rent changes on a straight line basis or any expense reimbursements. Annualized minimum rent for TA excludes the impact of rents prepaid by TA.

Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry.

Chain Scale: As characterized by STR Global Limited, a data benchmark and analytics provider for the lodging industry.

Comparable Hotels Data: SVC presents RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC generally defines comparable hotels as those that it owned on June 30, 2023 and were open and operating since the beginning of the earliest period being compared. For the periods presented, SVC's comparable results excluded two hotels, one of which was not owned for the entirety of the periods and the other of which had suspended operations during part of the periods presented.

Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in SVC's debt agreements, is earnings from operations excluding interest expense, unrealized gains and losses on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges.

Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported.

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34RETURN TO TABLE OF CONTENTS Equity Research Coverage / Ratings Agencies: SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed on page 31. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies. FF&E Reserve: Various percentages of total sales at certain of SVC's hotels are escrowed as reserves for future renovations or refurbishments, or FF&E Reserve escrows. SVC owns all the FF&E reserve escrows for its hotels. FF&E Reserve Deposits Not Funded by Hotel Operations: The operating agreements for SVC's hotels generally provide that, if necessary, SVC will provide FF&E funding in excess of escrowed reserves. To the extent SVC makes such fundings, its contractual owner's priority returns or rents generally increase by a percentage of the amounts it funds. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Hotel EBITDA Margin: Hotel EBITDA as a percentage of hotel operating revenues. Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations that do not result in increases in owner's priority return or rents. SVC defines net lease investment as historical cost of its properties plus capital improvements funded by SVC less impairment write-downs, if any. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels, and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of SVC's properties. Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner's priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. Tenants with no minimum rent required under the lease are excluded. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. SOFR: SOFR is the secured overnight financing rate. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation. Non-GAAP Financial Measures and Certain Definitions (Continued)

Calculation of FFO and Normalized FFO

SERVICE PROPERTIES TRUST

(amounts in thousands, except per share data)

		For the Three Months Ended					For the Six Months Ended	
		6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Net (loss) income		$ (11,278)	$ 25,950	$ (31,409)	$ 7,500	$ 11,350	$ 14,672	$ (108,472)
Add (Less):	Depreciation and amortization	94,571	100,039	94,961	101,514	100,520	194,610	204,633
	Loss on asset impairment, net [5]	9,005	–	1,269	1,172	3,048	9,005	8,548
	Loss (gain) on sale of real estate, net [6]	62	(41,898)	(3,583)	164	(38,851)	(41,836)	(44,399)
	Loss (gain) on equity securities, net [7]	593	(49,430)	10,841	(23,056)	10,059	(48,837)	20,319
	Adjustments to reflect SVC's share of FFO attributable to an investee [9]	798	1,233	1,049	1,103	905	2,031	1,571
FFO		93,751	35,894	73,128	88,397	87,031	129,645	82,200
Add (Less):	Loss on early extinguishment of debt [8]	238	44	–	–	791	282	791
	Adjustments to reflect SVC's share of Normalized FFO attributable to an investee [9]	207	321	138	61	593	528	838
	Transaction related costs [4]	931	887	–	–	743	1,818	1,920
Normalized FFO		$ 95,127	$ 37,146	$ 73,266	$ 88,458	$ 89,158	$ 132,273	$ 85,749
Weighted average shares outstanding (basic and diluted)		164,902	164,867	164,862	164,745	164,667	164,884	164,672
Basic and diluted per share common share amounts:								
Net (loss) income		$ (0.07)	$ 0.16	$ (0.19)	$ 0.05	$ 0.07	$ 0.09	$ (0.66)
FFO		$ 0.57	$ 0.22	$ 0.44	$ 0.54	$ 0.53	$ 0.79	$ 0.50
Normalized FFO		$ 0.58	$ 0.23	$ 0.44	$ 0.54	$ 0.54	$ 0.80	$ 0.52

See accompanying notes on page 39.

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35

Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Net (loss) income	$ (11,278)	$ 25,950	$ (31,409)	$ 7,500	$ 11,350	$ 14,672	$ (108,472)
Add (Less): Interest expense	82,503	81,580	77,891	81,740	89,820	164,083	182,164
Income tax expense (benefit)	5,247	(3,780)	(1,757)	390	473	1,467	1,168
Depreciation and amortization	94,571	100,039	94,961	101,514	100,520	194,610	204,633
EBITDA	171,043	203,789	139,686	191,144	202,163	374,832	279,493
Add (Less): Loss on asset impairment, net [5]	9,005	–	1,269	1,172	3,048	9,005	8,548
Loss (gain) on sale of real estate, net [6]	62	(41,898)	(3,583)	164	(38,851)	(41,836)	(44,399)
Adjustments to reflect SVC's share of EBITDA*re* attributable to an investee [9]	2,275	2,614	2,340	2,787	2,074	4,889	2,754
EBITDA*re*	182,385	164,505	139,712	195,267	168,434	346,890	246,396
Add (less): Loss (gain) on equity securities, net [7]	593	(49,430)	10,841	(23,056)	10,059	(48,837)	20,319
Loss on early extinguishment of debt [8]	238	44	–	–	791	282	791
Adjustments to reflect SVC's share of Adjusted EBITDA*re* attributable to an investee [9]	207	321	(529)	272	1,014	528	1,294
Transaction related costs [4]	931	887	–	–	743	1,818	1,920
General and administrative expense paid in common shares [10]	970	514	510	972	832	1,484	1,294
Adjusted EBITDA*re*	$ 185,324	$ 116,841	$ 150,534	$ 173,455	$ 181,873	$ 302,165	$ 272,014

See accompanying notes on page 39.

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Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Number of hotels	*219*	*219*	*219*	*219*	*219*	*235*	*235*
Room revenues	$ 328,538	$ 268,045	$ 273,896	$ 320,563	$ 318,037	$ 596,583	$ 535,313
Food and beverage revenues	52,567	41,909	45,341	41,985	43,509	94,476	68,562
Other revenues	21,833	17,042	15,893	16,174	17,001	38,875	29,168
Hotel operating revenues - comparable hotels	402,938	326,996	335,130	378,722	378,547	729,934	633,043
Rooms expenses	100,527	88,383	89,952	98,440	94,138	188,910	168,015
Food and beverage expenses	38,964	34,337	34,677	33,880	31,645	73,301	54,016
Other direct and indirect expenses	127,589	124,612	118,534	123,288	121,234	252,201	227,552
Management fees	15,370	12,651	12,876	14,695	14,594	28,021	24,718
Real estate taxes, insurance and other	25,353	30,162	23,942	28,990	28,404	55,515	59,030
FF&E Reserves [11]	1,737	1,554	1,459	1,685	1,680	3,291	2,902
Hotel operating expenses - comparable hotels	309,540	291,699	281,440	300,978	291,695	601,239	536,233
Hotel EBITDA	$ 93,398	$ 35,297	$ 53,690	$ 77,744	$ 86,852	$ 128,695	$ 96,810
Hotel EBITDA Margin	23.2 %	10.8 %	16.0 %	20.5 %	22.9 %	17.6 %	15.3 %
Hotel operating revenues (GAAP) [1]	$ 404,327	$ 334,796	$ 350,501	$ 400,453	$ 418,984	$ 739,123	$ 716,390
Add (less)							
Hotel operating revenues from non-comparable hotels	(1,389)	(7,800)	(15,371)	(21,731)	(40,437)	(9,189)	(83,347)
Hotel operating revenues - comparable hotels	$ 402,938	$ 326,996	$ 335,130	$ 378,722	$ 378,547	$ 729,934	$ 633,043
Hotel operating expenses (GAAP) [1]	$ 309,100	$ 299,566	$ 293,554	$ 318,266	$ 325,194	$ 608,666	$ 615,537
Add (less)							
Hotel operating expenses from non-comparable hotels	(1,643)	(10,377)	(14,194)	(19,594)	(35,800)	(12,020)	(83,448)
Reduction for security deposit and guaranty fundings, net [3]	(195)	335	–	–	–	140	–
Management and incentive management fees paid from cash flows in excess of minimum returns and rents	(80)	–	–	–	–	(80)	–
FF&E Reserves from managed hotel operations [11]	1,737	1,554	1,459	1,685	1,680	3,291	2,902
Other [12]	621	621	621	621	621	1,242	1,242
Hotel operating expenses - comparable hotels	$ 309,540	$ 291,699	$ 281,440	$ 300,978	$ 291,695	$ 601,239	$ 536,233

See accompanying notes on page 39.

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37

Calculation and Reconciliation of Hotel EBITDA - All Hotels*

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Number of hotels	*221*	*220*	*238*	*242*	*247*	*221*	*247*
Room revenues	$ 329,484	$ 275,267	$ 288,082	$ 341,106	$ 357,117	$ 604,751	$ 615,737
Food and beverage revenues	52,837	42,245	45,968	42,636	44,256	95,082	70,158
Other revenues	22,006	17,284	16,451	16,711	17,611	39,290	30,495
Hotel operating revenues	404,327	334,796	350,501	400,453	418,984	739,123	716,390
Rooms expenses	100,935	91,300	93,067	104,761	106,982	192,235	195,725
Food and beverage expenses	39,282	34,750	35,248	34,497	32,333	74,032	55,567
Other direct and indirect expenses	126,360	128,202	124,396	130,470	136,099	254,562	263,116
Management fees	14,855	12,143	12,450	14,362	15,240	26,998	26,572
Real estate taxes, insurance and other	28,014	34,128	29,014	34,797	35,161	62,142	75,799
FF&E Reserves (11)	1,737	1,992	2,252	2,622	3,172	3,729	4,394
Hotel operating expenses	311,183	302,515	296,427	321,509	328,987	613,698	621,173
Hotel EBITDA	$ 93,144	$ 32,281	$ 54,074	$ 78,944	$ 89,997	$ 125,425	$ 95,217
Hotel EBITDA Margin	23.0 %	9.6 %	15.4 %	19.7 %	21.5 %	17.0 %	13.3 %
Hotel operating expenses (GAAP) (1)	$ 309,100	$ 299,566	$ 293,554	$ 318,266	$ 325,194	$ 608,666	$ 615,537
Add (less)							
Reduction for security deposit and guaranty fundings, net (3)	(195)	335	–	–	–	140	–
Management and incentive management fees paid from cash flows in excess of minimum returns and rents	(80)	–	–	–	–	(80)	–
FF&E Reserves from managed hotel operations (11)	1,737	1,993	2,252	2,622	3,172	3,729	4,394
Other (12)	621	621	621	621	621	1,242	1,242
Hotel operating expenses	$ 311,183	$ 302,515	$ 296,427	$ 321,509	$ 328,987	$ 613,697	$ 621,173

* Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

See accompanying notes on page 39.

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39RETURN TO TABLE OF CONTENTS Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA (dollars in thousands) (1) As of June 30, 2023, SVC owned 221 hotels. SVC's condensed consolidated statements of income (loss) include hotel operating revenues and expenses of its managed hotels. (2) SVC increased rental income by $2,767 and reduced rental income by $1,712 for the three months ended June 30, 2023 and 2022, respectively, and increased rental income by $319 and $3,685 for the six months ended June 30, 2023 and 2022, respectively, to record scheduled rent changes under certain of its leases on a straight line basis. (3) When managers of SVC's hotels are required to fund the shortfalls of owner’s priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such such replenishment in its condensed consolidated statements of income (loss) as an increase to hotel operating expenses. The net increase to hotel operating expenses was $195 for the three months ended June 30, 2023 and the net reduction to hotel operating expenses was $140 for the six months ended June 30, 2023 to reflect these changes. There were no adjustments to hotel operating expenses during the three months and six months ended June 30, 2023 and 2022. (4) Transaction related costs for the three and six months ended June 30, 2023 of $931 and 1,818, respectively, primarily consisted of hotel rebranding activity and the demolition of certain vacant properties. Transaction related costs for the three months ended June 30, 2022 of $743 primarily consisted of costs related to potential financing transactions. Transaction related costs for the three months ended March 31, 2022 of $1,177 primarily consisted of expenses related to SVC's hotel rebranding activities. (5) SVC recorded a loss on asset impairment of $9,005 to reduce the carrying value of 16 net lease properties to their estimated fair value less costs to sell during the three months ended June 30, 2023, $1,269 to reduce the carrying value of one hotel and one net lease property to their estimated fair value less costs to sell during the three months ended December 31, 2022, $1,172 to reduce the carrying value of three hotels and one net lease property to their estimated fair value less costs to sell during the three months ended September 30, 2022, and $3,048 to reduce the carrying value of two hotels and four net lease properties to their estimated fair value less costs to sell during the three months ended June 30, 2022. (6) SVC recorded a $62 net loss on sale of real estate during the three months ended June 30, 2023 in connection with the sale of two net lease properties, a $41,898 net gain on sale of real estate during the three months ended March 31, 2023 in connection with the sale of 18 hotels, a $3,583 net gain on sale of real estate during the three months ended December 31, 2022 in connection with the sale of four hotels and two net lease properties, a $164 net loss on sale of real estate during the three months ended September 30, 2022 in connection with the sale of five hotels and six net lease properties, and a $38,851 net gain on sale of real estate during the three months ended June 30, 2022 in connection with the sale of 51 hotels and 11 net lease properties. (7) Gain or loss on equity securities, net represents the adjustment required to adjust the carrying value of SVC's former investment in shares of TA common stock to their fair value. (8) SVC recorded a $238 loss on early extinguishment of debt during the three months ended June 30, 2023 related to the write off of unamortized issuance costs relating to the amendment to its revolving credit agreement. SVC recorded a $44 loss on early extinguishment of debt during the three months ended March 31, 2023 related to the write off of deferred financing costs relating to its repayment of $500,000 of unsecured senior notes due in March 2023. SVC recorded a $791 loss on early extinguishment of debt during the three and six months ended June 30, 2022 related to the write off of deferred financing costs and unamortized discounts relating to the amendment to its revolving credit agreement and the repayment of $500,000 of unsecured senior notes. (9) Represents SVC's proportionate share from its equity investment in Sonesta. (10) Amounts represent the equity compensation for SVC's Trustees, officers and certain other employees of RMR. (11) Various percentages of total sales at certain of SVC's hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. SVC owns all the FF&E reserve escrows for its hotels. (12) SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in the condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended June 30, 2023 and 2022 for this liability, and $1,242 for each of the six months ended June 30, 2023 and 2022 for this liability.

40RETURN TO TABLE OF CONTENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, "anticipate", “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: the continued growth in SVC's hotel portfolio and ongoing strength in the net lease business; the credit quality of TA following the BP acquisition; SVC's current liquidity; and the amount and timing of future distributions. Forward-looking statements reflect management's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC's actual results, performance, or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause SVC's actual results, performance or achievements to differ materially from the expressed or implied forward-looking statements include, but are not limited to, the following: Sonesta Holdco Corporation and its subsidiaries, or Sonesta’s, ability to successfully operate the hotels it manages for SVC; SVC’s ability and the ability of SVC’s managers and tenants to operate under unfavorable market and economic conditions, rising or sustained high interest rates, high inflation, labor market challenges, dislocation and volatility in the public equity and debt markets, geopolitical instability and economic recessions or downturns; if and when business transient hotel business will return to historical pre-COVID-19 pandemic levels and whether any improved hotel industry conditions will continue, increase or be sustained; whether and the extent to which SVC’s managers and tenants will pay the contractual amounts of returns, rents or other obligations due to SVC; competition within the commercial real estate, hotel, transportation and travel center and other industries in which SVC's managers and tenants operate, particularly in those markets in which SVC’s properties are located; SVC’s ability to repay or refinance its debts as they mature or otherwise become due; SVC’s ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility; SVC’s ability to pay interest on and principal of its debt; SVC’s ability to acquire properties that realize its targeted returns; SVC’s ability to sell properties at prices it targets; SVC’s ability to raise or appropriately balance the use of debt or equity capital; potential defaults of SVC’s management agreements and leases by its managers and tenants; SVC’s ability to increase hotel room rates and rents at its leased properties as SVC’s leases expire in excess of its operating expenses and to grow its business; SVC’s ability to increase and maintain hotel room and net lease property occupancy at its properties; SVC’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; the impact of increasing labor costs and shortages and commodity and other price inflation due to supply chain challenges or other market conditions; SVC’s ability to make cost-effective improvements to SVC’s properties that enhance its appeal to hotel guests and net lease tenants; SVC’s ability to engage and retain qualified managers and tenants for its hotels and net lease properties on satisfactory terms; SVC’s ability to diversify its sources of rents and returns that improve the security of its cash flows; SVC’s credit ratings; the ability of SVC’s manager, The RMR Group LLC, or RMR, to successfully manage SVC; actual and potential conflicts of interest with SVC’s related parties, including its Managing Trustees, Sonesta, RMR and others affiliated with them; SVC’s qualification for taxation as a REIT under the Internal Revenue Code of 1986, as amended; SVC’s ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of its hotels; changes in federal or state tax laws; limitations imposed on SVC’s business and its ability to satisfy complex rules in order for it to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; acts of terrorism, outbreaks or continuation of pandemics or other significant adverse public health safety events or conditions, war or other hostilities, supply chain disruptions, climate change or other man-made or natural disasters beyond its control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SVC's periodic filings. The information contained in SVC's filings with the SEC including under the caption "Risk Factors" in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. SVC's filings with the SEC are available on its website and at www.sec.gov. You should not place undue reliance on forward-looking statements. Except as required by law, SVC undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements